Exhibit 5.1

                 [CADWALADER, WICKERSHAM & TAFT LLP LETTERHEAD]

                                  June 27, 2005

Mortgage Asset
 Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

      Re: Mortgage Asset Securitization Transactions, Inc. Registration Statement on Form S-3 No. 333-124678 Asset-Backed Certificates and Asset-Backed Notes
            ------------------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Mortgage Asset Securitization Transactions, Inc. (the "Depositor") in connection with the Depositor's Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement was declared effective on June 2, 2005 by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended. The Prospectus forming a part of the Registration Statement describes Asset-Backed Certificates and Asset-Backed Notes (collectively, the "Securities") to be sold by the Depositor in one or more series (each, a "Series") of Securities. Each Series of Securities will be issued under a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Depositor, a servicer (a "Servicer"), a trustee (a "Trustee"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The forms of Agreements were filed as exhibits to, or incorporated by reference in, the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

      In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the two forms of Prospectus Supplement constituting a part thereof, in the forms filed with the Commission; (2) the Agreements in the forms filed with the Commission; and (3) such other documents, materials and authorities as we have deemed appropriate as a basis for the opinions set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Securities representing beneficial interests in a Delaware statutory trust and we express no opinion with respect to any Series of Securities for which we do not act as counsel to the Depositor.

      Based on and subject to the foregoing, we are of the opinion that:

      1. When the Securities of a Series have been duly executed, authenticated, delivered and sold in accordance with the terms of the Agreement for such Series, if such Securities are issued in the form of certificates, such Securities will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits provided by such Agreement, and if such Securities are issued in the form of notes, such notes will be binding obligations of the trust formed to issue the notes, enforceable against the trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      2. The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus and in the Prospectus Supplements accurately describe the material federal income tax consequences to holders of Securities, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus and under the heading "Federal Income Tax Consequences" in the Prospectus Supplements, which are a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                   Very truly yours,

                                   /s/ Cadwalader, Wickersham & Taft LLP


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